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                                                                      EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS


        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 2-74856) pertaining to the Holly Corporation Incentive Stock Option Plan, Holly Corporation Stock Option Plan, and Holly Corporation Stock Appreciation Rights Plan and in the related Prospectus of our report dated September 24, 1998 with respect to the consolidated financial statements of Holly Corporation included in this Annual Report (Form 10-K) for the year ended July 31, 1998.





                                                          ERNST & YOUNG LLP


Dallas, Texas
October 27, 1998


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